EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Media International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-116652, 333-116777, 333-116788, 333-116789, and 333-116790) of Liberty Media International, Inc. of our reports dated March 11, 2005, except as to Note 23, which is as of April 27, 2005, with respect to the consolidated balance sheets of Liberty Media International, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, which reports appear in the December 31, 2004 annual report on Form 10-K/A (Amendment No. 3) of Liberty Media International, Inc.

Our report refers to a restatement of the consolidated financial statements of Liberty Media International, Inc. as of and for the year ended December 31, 2004.

KPMG LLP

Denver, Colorado
April 27, 2005